                          PLAN AND AGREEMENT OF MERGER

                                     BETWEEN

                       SIXTH BUSINESS SERVICE GROUP, INC.
                             A Delaware Corporation

                                       AND

                       SIXTH BUSINESS SERVICE GROUP, INC.
                              A Florida Corporation

THIS PLAN AND AGREEMENT OF MERGER was made and entered into on this 19th day of
June, 2001, by and between Sixth Business Service Group, Inc., a Delaware
Corporation, hereinafter referred to as SBSG - DE and Sixth Business Service
Group, Inc., a Florida Corporation, hereinafter referred to as SBSG - FL,said
Corporations hereinafter sometimes referred to jointly as the Constituent
Corporations.

                              W I T N E S S E T H :

WHEREAS, SBSG - DE, is a Corporation organized and existing under the laws of the State of Delaware, its Certificates of Incorporation having been filed in the Office of the Secretary of State of the State of Delaware on June 18, 2001.

WHEREAS, the total number of shares of stock which SBSG - DE has authority to issue is 60 million (60,000,000), consisting of 50 million (50,000,000) shares of Common Stock, par value $.01 per share ("Common Stock"), and ten million
(10,000,000) of Preferred Stock, par value $.01 per share ("Preferred Stock"), of which one share is now issued and outstanding, and

WHEREAS, SBSG - FL is a corporation organized and existing under the laws of the
State of Florida, its Articles of Incorporation having been filed in the office of the Secretary of State of the State of Florida on the March 15, 1999, and
Articles of Incorporation having been issued by said Secretary of State on that date, and

WHEREAS, the aggregate number of shares which SBSG - FL has authority to issue is 70 million (70,000,000), consisting of 50 million (50,000,000) shares of
Common Stock, no par value per share ("Common Stock"), and twenty million
(20,000,000) of Preferred Stock, no par value per share ("Preferred Stock"), of which 100,000 shares of common stock are issued and outstanding; and

WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable that SBSG - FL, a Florida corporation, be merged into SBSG - DE, a
Delaware corporation, on the terms and conditions hereinafter set forth in accordance with the applicable provisions of the statutes of the State of
Delaware and Florida respectively, which permit such merger;

                                       1

NOW THEREFORE, in consideration of the promises and of the agreements, covenants and provisions hereinafter contained, SBSG - DE and SBSG - FL, by their respective Board of Directors, have agreed and do hereby agree, each with the other as follows:

                                    ARTICLE I

SBSG - DE, a Delaware corporation, and SBSG - FL, a Florida corporation, shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Delaware and of the State of Florida, by SBSG - FL, a
Florida Corporation, merging into SBSG - DE, a Delaware Corporation, which shall be the surviving corporation.

                                   ARTICLE II

Upon the merger becoming effective as provided in the applicable laws of the
State of Delaware, and of the State of Florida,:

1. The two Constituent Corporations shall be a single corporation, which shall be SBSG - DE, a Delaware corporation, as the Surviving Corporation, and the separate existence of SBSG - FL, a Florida corporation, shall cease except to the extent provided by the laws of the State of Delaware in the case of a corporation after its merger into another corporation.

2. SBSG - DE, a Delaware corporation, shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, as well as the public and the private nature of each of the Constituent Corporations; all property, real, personal and mixed, all debts due on whatever account including subscriptions to shares, all other cases in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations which shall be taken and deemed to be vested in the Surviving Corporations without further act of deed; and the title to all real estate, or any interest therein vested in either of the Constituent Corporations which shall not revert or be in any way impaired by reason of this merger.

3. SBSG - DE, a Delaware corporation, shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent
Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in its place and neither of the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger.

4. The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligations of SBSG - FL, a Florida Corporation, arising from the merger, including the rights of any dissenting stockholders thereof, and hereby irrevocably appoints the Secretary of State of Florida as its agent to accept service of process in any such suit or other proceedings and agrees that service of any such process may be made by personally delivering to and leaving with such Secretary of State of the State of Florida duplicate copies of such process; and hereby authorizes the Secretary of State of the State of Florida to send forthwith by registered mail one of the such duplicate copies of such process addressed to the Surviving

                                       2

Corporation, unless said Surviving Corporation shall hereafter designate in writing to such Secretary of State of Florida a different address for such process, in which case the duplicate copy of such process shall be mailed to the last address so designated.

5. The aggregate amount of the net assets of the Constituent Corporations that were available for the payment of dividends immediately prior to the merger to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise shall continue to be available for the payment of dividends by the Surviving Corporation.

6. The Bylaws of SBSG - DE, a Delaware Corporation, as existing and constituted immediately prior to the effective date of merger shall be and constitute the bylaws of the Surviving Corporation.

7. The Board of Directors, the members thereof, and the Officers of SBSG - DE, a
Delaware corporation, immediately prior to the effective date of merger shall be and constitute the Board of Directors, the members thereof, and the Officers of the Surviving Corporation.

                                   ARTICLE III

The Articles of Incorporation of SBSG - DE, a Delaware corporation, shall not be amended in any respect by reason of this Agreement of Merger and said Articles of Incorporation, as filed in the office of the Secretary of State of the State of Delaware on June 18, 2001 shall constitute the Articles of Incorporation of the Surviving Corporation until amended in the manner provided by law and is set forth in Exhibit A attached hereto and made a part of this Plan and Agreement of
Merger with the same force and effect as if set forth in full herein. The
Articles of Incorporation as set forth in said Exhibit A and separate and apart from this Plan and Agreement of Merger may be certified separately as the
Articles of Incorporation of the Surviving Corporation.

                                   ARTICLE IV

The manner and basis of converting the shares of each of the Constituent
Corporations into share of the Surviving Corporation is as follows:

After the effective date of the merger, each owner of an outstanding certificate or certificates theretofore representing shares of SBSG - FL, a Florida corporation, shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefor a certificate or certificates representing one share of stock of the Surviving
Corporation for each share of SBSG - FL, a Florida corporation, theretofore represented by the surrendered certificate or certificates. Until so surrendered, each outstanding certificate that, prior to the effective date of the merger, represented shares of shall be deemed, for all corporate purposes, to represent the ownership of the stock of the Surviving Corporation on the basis hereinbefore provided. Upon the issuance of these shares, the one share of common stock of SBSG - DE currently issued and outstanding shall be redeemed by
SBSG - DE for the sum of $1.00.

                                       3

                                    ARTICLE V

SBSG - DE, a Delaware Corporation, as the Surviving Corporation, shall pay all expenses of carrying this Agreement of Merger into effect and accomplishing the merger herein provided for.

                                   ARTICLE VI

If at any time the Surviving Corporation shall consider or be advised that any further assignment of assurance in law are necessary or desirable to vest in the
Surviving Corporation the title to any property or rights of SBSG - FL, a
Florida corporation, the proper Officers and Directors of SBSG - DE, a Delaware corporation, shall and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan and Agreement of Merger.

                                   ARTICLE VII

This Plan and Agreement of Merger shall be submitted to the stockholders of each of the Constituent Corporations as provided by law and shall take effect, be deemed and be taken to be the Plan and Agreement of Merger of said corporations upon the approval or adoption thereof by the stockholders of each of the
Constituent Corporations in accordance with the requirements of the laws of the
State of Delaware and the State of Florida and upon the execution, filing and recording of such documents and the doing of such acts and things as shall be required for accomplishing the merger under the provisions of the applicable statutes of the State of Delaware and of the State of Florida as heretofore amended and supplemented.

                                  ARTICLE VIII

Anything herein or elsewhere to the contrary notwithstanding this Plan and
Agreement of Merger may be abandoned by either of the Constituent Corporations by an appropriate resolution of its Board of Directors at any time prior to its approval or adoption by the stockholders thereof or by the mutual consent of the
Constituent Corporations evidenced by appropriate resolution of their respective
Board of Directors at any time prior to the effective date of the Merger.

                                       4

IN WITNESS WHEREOF, Sixth Business Service Group, Inc., a Delaware corporation, and Sixth Business Service Group, Inc., a Florida Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective
Board of Directors have caused this Plan and Agreement of Merger to be executed by the President of each party hereto.

Sixth Business Service Group, Inc.,         Sixth Business Service Group, Inc.,
A Delaware Corporation                            A Florida Corporation

ATTEST:                                           ATTEST:

By:____________________________          By:____________________________
PRESIDENT                                PRESIDENT